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                             INSURDATA INCORPORATED
                             1999 STOCK OPTION PLAN
                                  (the "Plan")

                         Purpose and Intent of the Plan

        The purpose of the Plan is (a) to aid INSURDATA INCORPORATED (the "Company") in securing and retaining individuals of outstanding ability, including key personnel who are or may be employed by the Company or any subsidiary; and (b) to provide additional motivation to such persons to exert their best efforts on behalf of the Company. The Company expects that it will benefit from the added interest such persons will have in the welfare of the Company as a result of their ownership or increased ownership of the Company.

        The Stock Options ("Option") granted pursuant to the Plan are not to be treated as incentive stock options as defined by Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    Article I
                                   Definitions

1.1 "Company" means INSURDATA INCORPORATED, a Texas corporation.

1.2 "Disability" means the Participant is qualified for long-term disability benefits under the disability plan or insurance policy of the Participants employer.

1.3 "Optionee" means any employee of the Company or any Subsidiary, or any person on the payroll of the Plan Sponsor who is, or who is proposed to be, a recipient of Options.

1.4 "Plan" means the 1999 Stock Option Plan of INSURDATA INCORPORATED, as it may be amended from time to time.

                                   Article II
                            Stock Subject to the Plan

        The total number of shares of common stock of the Company for which options may be granted under the Plan is 2,500,000 shares, which may consist, in whole or in part, of unissued shares. Any option granted hereunder, or portion thereof, shall be forfeited to the extent that it fails by its terms to become exercisable or is not otherwise exercised before its expiration. If a



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participant forfeits options under the terms of the Plan, then the shares reserved or such forfeited options shall revert to the Plan.

                                   Article III
                           Administration of the Plan

        A Compensation Committee appointed by the Board of Directors of the Company (the "Committee") shall administer the Plan. The Committee shall have the authority, consistent with the Plan, to determine the provisions of the options to be granted, to interpret the Plan and the options granted under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan and generally to administer the Plan and to make all determinations in connection therewith which may be necessary or advisable. All such actions of the Committee shall be binding upon all participants. The Committee shall have the authority to name new optionees and to grant shares to any optionees, including increasing the number of shares available to any existing optionee, as the Committee in its sole discretion deems appropriate. No director shall be granted an option pursuant to the Plan.

        At a meeting of the Committee, a majority of the Members of the Committee, represented in person or by proxy shall constitute a quorum. The decisions and selections shall be made by a majority of Members of the Committee at which a quorum exists and shall be final. Any decision or selection reduced to writing and signed by all of the Members of the Committee shall be as fully effective as if it had been made at a meeting duly held.

                                   Article IV
                                   Eligibility

        Each option is granted in consideration of each optionee being or agreeing to become an employee or officer of the Company or any subsidiary. The persons who shall receive options under the Plan shall be selected from time to time by the Committee from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the options or options granted to each such optionee selected.

                                    Article V
                      Terms and Conditions of Stock Options

        All options granted under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine:

        (a) Exercise Price. The exercise price shall be the price at which the Committee established on the date the option was granted.

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        (b) Expiration of Options. No option shall be exercisable after the
"Expiration Date", except as provided in paragraph (g) and (i) below. The "Expiration Date" shall be the ninetieth day following the fourth anniversary of the date the option 18 granted.

        (c) When Options Are Exercisable. Subject to the discretion of the Committee, options shall become exercisable: (i) 25% after twelve months from the date of the granting of the option and an additional 25% after each twelve month period thereafter, except as otherwise provided in paragraph (g) below; or
(ii) sooner, at the discretion of the Committee. Thus, each option, to the extent not previously exercised would be 100% exercisable on the fourth anniversary of the granting of the option.

        (d) How Options Are Exercised. Each option shall be exercised by giving written notice to the Company specifying the number of shares to be purchased and accompanied by payment as described in (e) below. No optionee shall have any rights to distributions or other rights of a shareholder with respect to shares subject to the option until the optionee has given written notice of exercise of the option and paid in full for such shares.

        (e) Payment Upon Exercise of Options. Upon exercise of an option, the exercise price for the shares to be purchased shall be paid for, at the election of die optionee:

            (1) in cash;

            (2) by retendering to the Company a sufficient number of the shares of the Company which have been held for a minimum of six months, to produce a fair market value equal to the total exercise price;

            (3) if approved by the Committee, by a loan from the Company to the optionee for the amount of the total exercise price. The terms of the note or loan agreement shall be determined by the Committee; interest shall not exceed prime plus 1% at the time of the loan, and the principal and interest shall not be due thereunder until at least the end of the 12th month after the date of the loan or 1 month after termination of employment whichever is earlier; or

            (4) by any combination of the above.

        (f) Retender or Withholding for Income Liability. The optionee may also retender to the Company a number of the optioned shares sufficient to pay die optionee's statutory minimum income tax liability arising from the exercise of an option. The optionee may retender an amount of shares equal in value to the amount of income tax withholding determined using either the flat percentage rate on supplemental wage payments or the optionee's marginal income tax rate, if higher, resulting from the exercise, whichever the optionee chooses. If an

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optionee chooses not to retender shares for such tax liability and if the
Company is subject to income tax withholding liability for such exercise, the Company may withhold an amount of shares equal in value to such liability or may otherwise require the optionee to pay or indemnify the Company for such liability as the Committee may determine.

        (g) Accelerated Exercisability Upon Certain Events.

            (1) Permanent Disability. If prior to the Expiration Date an optionee's employment with the Company terminates by reason of Permanent Disability, the options, to the extent not previously exercised, shall immediately become 100% exercisable. Such options may only thereafter be exercised in full at any time prior to the Expiration Date or three hundred sixty-five (365) days after the date of such termination, whichever is earlier.

            (2) Death. If prior to the Expiration Date the optionee's employment with the Company terminates by reason of the optionee's death, the options, to the extent not previously exercised, shall become 100% exercisable. Such options may only thereafter be exercised in full by the legal representative of the estate or by a legatee of the optionee under a last will at any time prior to the Expiration Date or three hundred sixty-five (365) days after the date of the optionee's death, whichever is earlier.

            (3) Change of Control. There is no accelerated exercisability in the event of any change in control.

            (4) Termination for Any Other Reason. If an optionee who is an employee or officer of the Company or any subsidiary terminates the optionee's employment for any reason other than death or permanent disability, his or her unexercised options may only thereafter be exercised the earlier of ninety (90) days after the date of such termination or cessation, or the Expiration Date, but only to the extent they were exercisable at the time of such termination. However, in the event of termination of employment or cessation of association for any reason other than death or permanent disability, the Committee, in its sole and absolute discretion, may determine that the options previously granted shall not expire and be forfeited for reason of such termination of employment or cessation of association, but shall continue to be exercisable as set forth in this Article V. The Committee may take into account on each optionee's individual basis, the nature of the service rendered by the optionee, the optionee's past, present or potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. Nothing in this paragraph shall be deemed to give any optionee an absolute right hereunder.

        (h) Options Not Transferable. The option by its terms shall be personal and shall not be transferable by the optionee other than by will or by the laws of descent and distribution. During the lifetime of the optionee, the option

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shall be exercisable only by the optionee, or by a duly appointed legal representative.

            (i) Stock Option Agreement. Each optionee shall enter into an agreement (or agreements) with the Company respecting the options granted. The terms of the particular stock option agreement may provide more restrictive terms than those contained in this Plan. In addition, the Committee may, in its sole and absolute discretion, determine that a the optionees options shall not terminate, but continue to be exercisable.

                                   Article VI
                                Leave of Absence

        For the purpose of the Plan, a leave of absence, duly authorized in writing by the Company and which leave of absence is recognized by the Committee, shall not be deemed a termination of a relationship with the Company.

                                   Article VII
                               Rights of Optionees

        No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan. Nothing contained in the Plan shall be deemed to give any optionee the right to a continuance of any relationship with the Company.

                                  Article VIII
                               Changes in Capital

        If the outstanding shares of the Company subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitilization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the total exercise price to be paid shall remain the same although the number of shares may change to maintain the equivalent economic substance and benefit of the original grant. To restore the optionee's economic position as a result of such restructurings, (1) the aggregate intrinsic value of the options immediately after the change shall not be greater than the aggregate intrinsic value of the options immediately before the change; (2) the ratio of the exercise price per option to the market value shall not be reduced; and (3) the vesting provisions and option period of the original grant shall remain the same. In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of its shares receive securities of another corporation, there shall be substituted for any outstanding options hereunder a new option or other equally valuable security by the surviving corporation, pursuant to which optionees shall receive not less than substantially the same economic benefit as they would have

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received under the Plan. The existence of the Plan or options hereunder shall not in any way prevent any transaction described herein, and no holder of an option shall have the right to prevent any such transaction.

                                   Article IX
                                 Use of Proceeds

        Proceeds from the sale of shares pursuant to options granted under this Plan shall constitute general funds of the Company.

                                   Article X
                                   Amendments

        The Company may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an option theretofore granted, without the Optionee's consent.

         IN WITNESS WHEREOF, the Board of Directors have duly caused this agreement to be executed and to be effective as of June 1, 1999.


                                                          INSURDATA INCORPORATED

                                                          By:  /s/ Jim Taylor
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                                                          Its: V.P. Finance
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